NORTHERN INSTITUTIONAL FUNDS

                                   FORM N-SAR

                               File No. 811-03605

                     Semi-Annual Period Ended May 31, 2010

Exhibit Index
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EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

Ex-99. 77Q1(e): Copies of any new or amended Registrant investment advisory contracts

Exhibits
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EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

Amendment No. 13 to the Agreement and Declaration of Trust of the Trust, dated February 17, 2010, is hereby incorporated by reference to Exhibit (a)(14) to Post-Effective Amendment No. 65 filed on June 15, 2010 (Accession No. 0001193125-10-139567).

EX-99. 77Q1(e): Copies of any new or amended Registrant investment advisory contracts

Advisory Fee Waiver Agreement dated April 1, 2010 by and among the Trust, Northern Trust Investments, N.A. and Northern Trust Global Investments Limited, dated April 1, 2010, is hereby incorporated by reference to Exhibit (d)(24) to Post-Effective Amendment No. 64 filed on March 29, 2010 (Accession No. 0001193125-10-070130).